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                                                                   EXHIBIT 10.12

                                 2900 LAKESIDE
                             OFFICE BUILDING LEASE

                                 BY AND BETWEEN

                         PRINCETON INVESTMENT GROUP LLC

                                 ("LANDLORD")


                                      AND

                            XACCT TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION

                                   ("TENANT")




November 12, 1999

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                              TABLE OF CONTENTS
                              -----------------
ARTICLE                                                      PAGE
-------                                                      ----

1.  TERM                                                  1
2.  POSSESSION                                            1
3.  BASIC RENT                                            1
4.  RENTAL ADJUSTMENT                                     2
5.  SECURITY DEPOSIT                                      3
6.  USE                                                   4
7.  NOTICES                                               5
8.  BROKERS                                               6
9.  HOLDING OVER                                          6
10. TAXES ON TENANT'S PROPERTY                            6
11. CONDITION OF PREMISES                                 6
12. ALTERATIONS                                           7
13. REPAIRS                                               7
14. LIENS                                                 7
15. ENTRY BY LANDLORD                                     8
16. UTILITIES AND SERVICES                                8
17. BANKRUPTCY                                            8
18. INDEMNIFICATION                                       9
19. DAMAGE TO TENANT'S PROPERTY                           9
20. TENANT'S INSURANCE                                    9
21. DAMAGE OR DESTRUCTION                                10
22. EMINENT DOMAIN                                       11
23. DEFAULTS AND REMEDIES                                11
24. ASSIGNMENT AND SUBLETTING                            13
25. SUBORDINATION                                        14
26. ESTOPPEL CERTIFICATE                                 14
27. SIGNAGE                                              14
28. RULES AND REGULATIONS                                14
29. CONFLICT OF LAW                                      15
30. SUCCESSORS AND ASSIGNS                               15
31. SURRENDER OF PREMISES                                15
32. ATTORNEYS' FEES                                      15
33. PERFORMANCE BY TENANT                                15
34  MORTGAGEE PROTECTION                                 15
35. DEFINITION OF LANDLORD                               15
36. WAIVER                                               16
37. IDENTIFICATION OF TENANT                             16


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                               TABLE OF CONTENTS
                               -----------------
ARTICLE                                                  PAGE
-------                                                  ----

38. PARKING                                              16
39. TERMS AND HEADINGS                                   16
40. FINANCIAL STATEMENTS                                 16
41. TIME                                                 16
42. PRIOR AGREEMENT; AMENDMENTS                          17
43. SEPARABILITY                                         17
44. RECORDING                                            17
45. CONSENTS                                             17
46. LIMITATION OF LIABILITY                              17
47. RIDERS                                               17
48  EXHIBITS                                             17
49. MODIFICATION FOR LENDER                              18
50. OPTION TO EXTEND                                     18


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                               TABLE OF EXHIBITS
                               -----------------

EXHIBIT A           THE PREMISES

EXHIBIT B           WORK LETTER AGREEMENT

EXHIBIT C           STANDARDS FOR UTILITIES AND SERVICES

EXHIBIT D           RULES AND REGULATIONS

EXHIBIT E           PARKING RULES AND REGULATIONS


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                             OFFICE BUILDING LEASE

     THIS LEASE is made as of November 12, 1999 by and between Princeton Investment Group LLC ("Landlord"), and XACCT Technologies, Inc., a Delaware Corporation, ("Tenant").

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suite Number 100 (the "Premises") outlined on the floor plan attached hereto and marked Exhibit A, the Premises being agreed, for the purposes of this Lease, to have an area of approximately 10,970 rentable square feet and being situated on the First floor of that certain office building located at 2900 Lakeside Drive, Santa Clara, California, 95054 (the "Building").

     The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Lease is made upon the condition of such performance.

     Prior to the commencing of the term of this Lease the Premises shall be improved by the Tenant Improvements described in the Work Letter marked Exhibit B attached hereto.

                                    1. TERM

     The term of this Lease shall be for Sixty (60) months commencing January
1, 2000 or upon the substantial completion of tenant improvements as described in EXHIBIT B, and ending on the last day of the month immediately preceding the month in which the anniversary of the commencement date occurs, unless such term shall be sooner terminated as hereinafter provided.

     As soon as the commencement date is determined, the parties shall enter into an amendment of this Lease setting forth the precise commencement and termination dates of this Lease. Failure to enter into such an amendment, however, shall not affect Tenant's liability hereunder for the term of the Lease. Reference in this Lease to a "Lease Year" shall mean each successive twelve-month period commencing with the commencement date.

                                 2. POSSESSION

     Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on the scheduled commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event the term of this Lease shall not commence until Landlord tenders possession of the Premises to Tenant with the Tenant Improvements substantially completed. If Landlord completes construction of the Tenant Improvements prior to the date scheduled in the Work Letter, Landlord shall deliver possession of the Premises to Tenant upon such completion and the term of this Lease shall thereupon commence. Tenant shall have the right to access the Premises from the date of execution of this Lease until the Commencement Date for the purpose of installing furniture, trade fixtures and equipment, and data and communication systems. Tenant shall not conduct its business from the Premises during this early access period. Such early occupancy shall be subject to all of the provisions of this Lease, excluding the commencement of Rent. The preceding notwithstanding, Tenant may terminate Lease if Landlord is unable to deliver possession of the Premises on or before February 29, 2000.

                                 3. BASIC RENT

     (a) Tenant agrees to pay Landlord Basic Rent for the Premises (subject to adjustments as hereinafter provided) as follows:

MONTHS OF TERM                     MONTHLY BASIC RENT
--------------                     ------------------

01 -12                             $30,168 PER MONTH
13- 24                             $31,265 PER MONTH
25 -36                             $32,362 PER MONTH
37 -48                             $33,459 PER MONTH
49 -60                             $34,556 PER MONTH

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     The Basic Rent shall be paid monthly, in advance on the fist (1st) day of each calendar month during the term, except that the fIrst month's rent shall be paid on execution hereof. If Tenant's obligation to pay rent commences or ends on a day other than the first day of a calendar month, then the rental for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to number of days in such month. In addition to the Basic Rent, Tenant agrees to pay as additional rental the amount of rental adjustments and other charges required by this Lease. All rental shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated on the signature page of this Lease or to such other person or at such other place as Landlord may from time to time designate in writing.

     (b) In the event Tenant fails to pay any installment of rent when due or in the event Tenant fails to make any other payment of which Tenant is obligated under this Lease when due, then Tenant shall pay to Landlord a LATE CHARGE
EQUAL TO TEN PERCENT(10 %)MONTHLY of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment. If any rent or other payment remains delinquent for a period in excess of 14 days then, in addition to such late charge, Tenant shall pay to Landlord interest on such rent or other payment at the maximum rate permitted by law from the date such rent or other payment became due until paid.

                             4. RENTAL ADJUSTMENT

     (a) For the purpose of this Article 4, the following terms are defined as follows:

          (i) TENANT'S PERCENTAGE. That portion of the Building occupied by Tenant divided by the total square footage of the Building, which result is the following 33.08%.

          (ii) DIRECT EXPENSES BASE. The amount of the annual Direct
Expenses which Landlord has included in Basic Rent, which amount is the Direct Expenses incurred for calendar year 2000 actual Direct Expenses.

          (iii)DIRECT EXPENSES. The term "Direct Expenses" shall include:

               (A) All real and personal property taxes and assessments imposed by any governmental authority or agency on the Building and the land on which the Building is located (including a pro rata portion of any taxes levied on any common areas); any assessments levied in lieu of taxes; any non-progressive tax on or measured by gross rentals received from the rental of space in the Building; and any other costs levied or assessed by, or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less tax refunds obtained as a result of an application for review thereof; but shall not include any net income, franchise, capital stock, estate or inheritance taxes.

               (B) Operating costs consisting of costs incurred by Landlord in maintaining and operating the Building, exclusive of costs required to be capitalized for federal income tax purposes, and including (without limiting the generality of the foregoing) the following: costs of utilities, supplies and insurance, costs of services of independent contractors, managers and other suppliers, the fair rental value of the Building office, costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the management, operation, maintenance, and repair of the Building, its equipment, parking facilities and the common areas, including, without limitation, engineers, janitors, foremen, floor waxers, window washers, watchmen and gardeners, but excluding persons performing services not uniformly available to or performed for substantially all Building tenants; a reasonable management fee; cost of maintaining, repairing and replacing landscaping, sprinkler systems, concrete walkways, paved parking areas, signs, and site lighting.

               (C) Amortization of such capital improvements as Landlord may have installed: (a) for the purpose of reducing operating costs, (b) to comply with governmental rules and regulations promulgated after completion of the Building, and (c) for the purpose of replacing existing capital items and improvements, provided that such cost together with interest at the maximum rate allowed by law shall be amortized over such reasonable period as

                                       2
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Landlord shall determine, and only the monthly amortized cost shall be included in Direct Expenses.

     (b) If Tenant's Percentage of the Direct Expenses paid or incurred by Landlord for any calendar year after the first calendar year exceeds the Direct Expenses Base included in Tenant's rent, then Tenant shall pay such excess as additional rent. Accordingly, for each year after the first calendar year, or portion thereof, Tenant shall pay Tenant's Percentage of Landlord's estimate of the amount by which Direct Expenses for that year shall exceed the Direct Expenses Base ("Landlord Estimate"). This estimated amount shall be divided into twelve equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of such statement, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's statement is rendered. As soon as possible after the end of each calendar year, Landlord shall provide Tenant with a statement showing the amount of Tenant's Percentage of Direct Expenses, the amount of Landlord's Estimate actually paid by Tenant and the amount of the Direct Expenses Base. Thereafter, Landlord shall reconcile the above amounts and shall either bill Tenant for the balance due (payable on demand by Landlord) or credit any over payment by Tenant towards the next monthly installment of Landlord's Estimate falling due, as the case may be. For purposes of making these calculations, in no event shall Tenant's Percentage of the Direct Expenses be deemed to be less than the Direct Expenses Base.

     (c) Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any over payment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

          5. SECURITY DEPOSIT AND ADDITIONAL DEPOSIT (LETTER OF CREDIT)

     (a) Tenant shall deposit with Landlord, upon execution of this Lease, the sum of Thirty four thousand and five hundred fifty six Dollars and no/lOOths ($34,556.00). Said sum shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant's obligations hereunder. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds. If Tenant shall fully and faithfully perform all of its obligations under this Lease, the security deposit or any balance thereof shall be returned to Tenant (or , at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term, provided that Landlord may retain the security deposit until such time as any amount due from Tenant in accordance with
          Article 4 hereof has been determined and paid in full.

     (b)  Letter of Credit in the amount of $300,000.00

          1. Delivery of Letter of Credit. Tenant shall on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount of$300,000.00. The LOC shall be in a form acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. An LOC bank is a bank that accepts deposits, maintains account, has a local office that will negotiate a letter of credit and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right

                                       3

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               to transfer or mortgage its interest in the Project, the Building and in this Lease. And Tenant agrees that in the event of any such transfer or mortgage Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC.

          2. Replacement of Letter of Credit: Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective at least thirty (30) days before expiration of the LOC that it replaces, (b) is in the required LOC amount;
               (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of the Paragraph 5(b)

          3. Landlord's Right to Draw on Letter of Credit. Landlord shall hold the LOC as additional security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) payor reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's right under Paragraph 23 (Defaults and Remedies); and/or (c) compensate Landlord for any expense, loss or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

          4. LOC Security Deposit. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as security deposit (the LOC Security Deposit") in accordance with Paragraph 5 of this Lease.

          5. Restoration of Letter of Credit and LOC Security Deposit. If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 5(b ); or
               (b) reinstate the LOC to the full LOC Amount.

          6. Reduction in Letter of Credit. At any time after the third anniversary of the Lease, and only in the event Tenant satisfies each of the following conditions to Landlord's reasonable satisfaction, the LOC Amount may be reduced to an amount equal to One Hundred Fifty Thousand and no/100 Dollars ($150,000.00).: (i) Tenant is not and has not been in default under the terms of this Lease beyond any applicable cure period; (ii) Tenant shall deliver to Landlord for review Tenant's financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information reasonably requested by Landlord ("Tenant's
               Financial Information"); and (iii) Tenant provides to Landlord ten (10) days prior written notice of any such deduction; and
               (iv) the LOC provides that the issuing bank shall notify Landlord in writing i at least five (5) business days prior to any such reduction. In the event that such reduction to the LOC is made and, subsequently, Tenant fails to meet any of the above conditions for a period of (thirty (30) days following delivery by Landlord of written notice of any such failure. Tenant shall within forty-eight (48) hours, increase the face amount of the LOC to an amount equal to $300,000.00.

                                     6. USE

     (a) Tenant shall use the Premises for general offices, including software engineering development and support, marketing, and shall not use or permit the Premises to be used for any other purpose without the prior written

                                       4

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consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building. Tenant shall not use or occupy the Premises in violation of law or the certificate of occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any! governmental authority having jurisdiction to be a violation of law or of the certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which. shall, by reason of the nature of Tenants use or occupancy of the Premises, pose a duty upon Tenant or Landlord With respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property is located therein and shall comply with all rules, orders, regulations and requirements of the Insurance Service Offices, formerly known as the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisances in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     (b) Tenant shall not use, store or dispose of any hazardous, toxic or radioactive materials or substances, including those materials identified as hazardous pursuant to Article II of Title 22 of the California Code of Regulations, Division 4, Chapter 20, as they may be amended from time to time ("Hazardous Materials"), in, on or about the Premises or the Building without the prior written co sent of Landlord. If Landlord consents to Tenant's use of any Hazardous Materials in or on the Premises, Tenant shall comply with all applicable federal state and local laws, statutes, ordinances, rules and regulations relating to the use, storage and disposal of Hazardous Materials.


                                  7. NOTICES

     Any notice required or permitted hereunder must be in writing and may be given by personal delivery, overnight courier service, or by mail, and given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Premises, or to Landlord at its address set forth at the end of this Lease. Either party may specify a different address for notice purposes by written notice to the other except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

ADDRESS TO MAIL RENT STATEMENT TO:    PRINCETON INVESTMENT GROUP
                                      P.0. BOX 22196,
                                      SAN FRANCISCO, CA 94122
                                      ATTN: FRANCES LIM
                                      CHIEF EXECUTIVE OFFICER

ADDRESS TO MAIL NOTICES STATEMENT TO: PRINCETON INVESTMENT GROUP LLC
                                      C/O HYCD, INC.
                                      5300 STEVENS CREEK BLVD. SUITE 450
                                      SAN JOSE, CA 95129
                                      ATTN: DIANE LING
                                      CHIEF EXECUTIVE OFFICER

                                      AND

PRINCETON INVESTMENT GROUP            P.0. BOX 22196,
                                      SAN FRANCISCO, CA 94122
                                      ATTN: FRANCES LIM
                                      CHIEF EXECUTIVE OFFICER

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                                   8. BROKERS

     Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of the Lease, except CB Richard Ellis and David Marley Associates whose commissions shall be payable by Landlord in accordance with Landlord's standard commission schedule, and that it knows of no other real estate, broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys' fees and costs.

                                9. HOLDING OVER

     If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in paragraph 4 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Article 9 are in addition to and do not affect Landlord's right of reentry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded upon or resulting from such failure to surrender, and any attorneys' fees and costs.

                         10. TAXES ON TENANT'S PROPERTY

     (a) Tenant shall be liable for and shall pay, at least ten days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

     (b) If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant Improvements conforming to Landlord's "Building Standard" in other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 10(a), above. If the records of the county assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Improvements are assessed at a higher valuation than Landlord's Building Standard, such records shall be binding on both the Landlord and the Tenant. If the records of the county assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

                           11. CONDITION OF PREMISES

     Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were in satisfactory condition at such time. The preceding notwithstanding, Landlord represents that all Building Systems shall be in good order and operating condition at the commencement of the Lease.
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                                12. ALTERATIONS

     (a) Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord. Tenant agrees that there shall be no construction of partitions or other obstruction which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Offices formerly known as the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

     (b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

                                  13. REPAIRS

     (a) By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

     (b) Anything contained in Paragraph 13(a) above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the foundation, building shell, and roof structure, all at Landlord's expense, unless such maintenance and repairs are caused in part or in whole by the act, neglect, or omission of any duty of Tenant, its agents, employees, or invitees, in which event Tenant shall reimburse Landlord, as additional rent, for the reasonable cost of such maintenance and repairs. Landlord shall also repair and maintain the basic plumbing, elevators, life safety systems and other building systems, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, the roof membrane, the parking areas, driveways, sidewalks, landscaping, project signs and exterior site lighting. The cost of the foregoing repairs and maintenance shall be billed to Tenant as operating costs pursuant to Paragraph
4. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 21 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

                                   14. LIENS

     Tenant shall not permit any mechanics, materialmen's or other liens to be filed against the Building nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices, which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

                             15. ENTRY BY LANDLORD

     Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitor service and any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

                           16. UTILITIES AND SERVICES

     Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit, subject to the conditions and in accordance with the standards set forth therein. Landlord's failure to furnish any of the foregoing items when such failure is caused by: (i) accident, breakage, or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control, shall not result in any liability to Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

                                 17. BANKRUPTCY

     If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant's property and the order appointing such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Paragraph 23(b) hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 17.

                             18. INDEMNIFICATION

     Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant's use of the I Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure. Tenant hereby waives all its claims in respect thereof against Landlord except as permitted by previous sentence.

                        19. DAMAGE TO TENANT'S PROPERTY

     Notwithstanding the provisions of Article 18 to the contrary, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Building, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to persons or property resulting from fIre, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or (iv) any other cause whatsoever, except to the extent due to the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with light or other incorporeal heraditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case off Ire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

                             20. TENANT'S INSURANCE

     (a) Tenant shall, during the term hereof and any other period of occupancy, at it's sole cost and expense, keep in full force and effect the following insurance:

          (i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures ( other than Tenant Improvements installed by Landlord), and any other personal property, in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

          (ii) Commercial liability insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $3,000,000.00 combined single limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year to reflect increases in the Consumer Price Index. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Paragraph 18 hereof) and shall (1) name Landlord as an additional insured, and (2) contain a provision that "the insurance provided the Landlord hereunder shall be primary and noncontributing with any other insurance available to the Landlord."

          (iii) Workers' compensation and employer's liability insurance (as required by state law).

          (iv) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

     (b) All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policy holders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Bests Insurance Guide. Within ten (10) days after the execution of this LeaSe, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

                           21. DAMAGE OR DESTRUCTION

          (a) If the Building and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall have the following rights and obligations:

               (i) In the event of total destruction, Landlord shall, at Landlord's option, commence repair, reconstruction and restoration of the Building and/or the Premises as soon as reasonably possible, and diligently prosecute the same to completion, in which event this Lease shall remain in full force and effect. If Landlord elects not to so repair, reconstruct or restore the Building and/or the Premises, this Lease shall terminate as of the date of such total destruction. In either event, Landlord shall give Tenant written notice of its intention within sixty (60) days after the date of damage or destruction.

               (ii) In the event of a partial destruction of the Building and/or the Premises, Landlord shall promptly restore the Building and/or the Premises unless Landlord elects to terminate this Lease as permitted herein. Landlord shall have the right to terminate this Lease if (1) the damage to the Building and/or the Premises exceeds twenty-five percent (25%) of the full insurable value thereof, (2) the damage to the Building and/or the Premises is such that the Building and/or the Premises cannot be repaired, reconstructed or restored within one hundred eighty (180) days from the date of damage or destruction, or
(3) insurance proceeds received by Landlord will not be sufficient to cover the cost of such repairs, reconstruction and restoration. Landlord shall give written notice to Tenant of its intention within sixty (60) days after the date of damage or destruction. If Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

          (b) Upon any termination of this Lease under any of the provisions of this Article 21, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

          (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration.
Tenant shall not be entitled to any compensation or damages for loss the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

          (d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions express stated in this
Article 21. Notwithstanding anything to the contrary contained in this Article 21, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to obtain the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs of restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

          (e) If age is due to any cause other than fire or other peril covered by All-Risk insurance, Landlord may elect to terminate this Lease.

          (f) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

          (g) Not withstanding anything to the contrary contained in this
Article 21, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article 21, occurs during the last twelve (12) months of the term of this Lease or any extension hereof.

          (h) The revisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this article shall govern in case of such destruction.

                               22. EMINENT DOMAIN

          If all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party may terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If neither party terminates this Lease as permitted herein, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and rent shall be abated for the time and to the extent Tenant is prevented from using the Premises on account of such taking and restoration. Nothing contained in this paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for Tenants moving or relocation expenses.

                           23. DEFAULTS AND REMEDIES

          (a) The occurrence of anyone or more of the following events shall constitute a default hereunder by Tenant:

               (i) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any provision of this Lease.

               (ii) The failure by Tenant to make any payment of rent where such failure shall continue for a period of three (3) day after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions.

               (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 23(a)(i) or (ii) above, where such failure shall continue for a period often (10)days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions. If the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

               (iv) (1) The making by Tenant of any general assignment for the benefit of creditors (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

          (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

               (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

               (iv) any other amount necessary to compensate Landlord for all detriment approximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 23(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 23(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c) In the event of any such default Landlord shall also have the right to continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect rent as it becomes due.

          (d) Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this Paragraph 23(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

          (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Landlord shall have the right to pursue anyone or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

                         24. ASSIGNMENT AND SUBLETTING

          (a) Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without fIrst obtaining Landlord's prior written consent. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default and at the option of the Landlord shall result in a termination of this Lease. No consent to assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this paragraph. Tenant shall notify Landlord in writing of Tenant's intent to sublease, encumber or assign this Lease and Landlord shall, within thirty (30) days of receipt of such written notice, elect one of the following: (i) consent to such proposed assignment or sublease or;
(ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) elect to terminate this Lease.

          (b) As a condition for granting its consent to any assignment, encumbrance or sublease, thirty (30) days prior to any anticipated assignment or sublease Tenant shall give Landlord written notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership and financial condition of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, all in such detail as Landlord shall reasonably require. If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord received such additional detail, and Landlord may withhold consent to any assignment or sublease until such additional detail is provided to it. Further, Landlord may require that the sublessee or assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee.

          (c) The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from any liability or obligation hereunder whether or not then accrued. In the event Landlord shall consent to an assignment or sublease, Tenant shall pay Landlord as additional rent a reasonable attorneys' and administration fee not to exceed $1,000 for costs incurred in connection with evaluating the Assignment Notice. This section shall be fully applicable to all further sales, hypothecation, transfers, assignments and subleases of any portion of the by any successor or assignee of Tenant, or any sublessee of the Premises.

          (d) As used in this section, the subletting of substantially all of the Premises for substantially all of the remaining term of this Lease shall be deemed an assignment rather than a sublease. Notwithstanding the foregoing, Landlord shall consent to the assignment, sale or transfer if the Assignment Notice states that Tenant desires to assign the Lease to any entity into which Tenant is merged, with which Tenant is consolidated or which acquires all of substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this section shall be binding upon it as if it were the original Tenant hereunder and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant at the commencement of this Lease.

          (e) Except as provided above, Landlord's consent to any sublease shall not be unreasonably withheld. A condition to such consent shall be delivery by Tenant to Landlord of a true copy of any such sublease. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments

                                       l3
called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder three-quarters (3/4) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this lease. The parties intend that the preceding sentence shall not apply to any sublease rentals respecting a portion of the Premises that during the entire term of this Lease was not occupied by Tenant for its own use, but was always subleased by Tenant and/or kept vacant. For the purposes of this section, the rent for each square foot of floor space in the Premises shall be deemed equal.

                               25. SUBORDINATION

          Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the building or any ground lessor with respect to the building, this Lease shall be subject and subordinate at all times to:

               (i) All ground leases or underlying leases which may now exist or hereafter be executed affecting the building or the land upon which the building is situated or both;

               (ii) The lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the building, land, ground leases, or underlying leases, or Landlord's interest or estate in any of said items is specified as security .Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorney to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or in the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

                            26. ESTOPPEL CERTIFICATE

          (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 26 may be relied upon by any mortgage, beneficiary, purchaser, or prospective purchaser of the building or any interest therein.

          (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

                                  27. SIGNAGE

          Landlord shall provide for Tenant the opportunity to have a Tenant identification sign at the entry to the Premises and the right to have Tenant's name placed upon the building directory sign and a monument or building signage at Landlord's election. Tenant shall have no other right to maintain a Tenant identification sign in any other location in, on or about the Premises, the building, or the Project. Tenant's identification sign shall be subject to Landlord's written reasonable approval prior to installation. The cost of the installation of the sign, and its maintenance and removal expense, shall be at Tenant's sole expense. If Tenant fails to maintain its sign or if Tenant fails to remove its sign upon termination of this Lease or restore the appearance of the Premises to its condition prior to the placement of said sign, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed additional rent. All signs shall comply with rules and regulations set forth by Landlord as may be modified from time to time.

                            28. RULES AND REGULATIONS

          Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached 1% hereto and marked EXHIBIT D and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the building of any of said Rules and Regulations.

                              29. CONFLICT OF LAW

          This Lease shall be governed by and construed pursuant to the laws of the State of California.

                           30. SUCCESSORS AND ASSIGNS

          Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be bindIng upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

                           31. SURRENDER OF PREMISES

          The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

                              32. ATTORNEY'S FEES

          (a) If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorney's fees, incurred by the prevailing party therein shall be paid by the other party which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. (b) If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorney's fees.

                           33. PERFORMANCE BY TENANT

          All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the nonpayment thereof by Tenant as are set forth in Article 23 hereof.

                            34. MORTGAGEE PROTECTION

          In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

                           35. DEFINITION OF LANDLORD

          The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment, or other conveyances, the then grantor shall be automatically freed and relieved from and after the date of such transfer, assignment, or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

                                  36. WAIVER

          The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.


                         37. IDENTIFICATION OF TENANT

          If more than one person executes this Lease as Tenant:

               (i) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed and performed by Tenant, and

               (ii) The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of anyone or more of them, with respect to the tenancy of the Lease, including, but not limited to any renewal, extension, expiration, termination, or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

                                  38. PARKING

          The use by Tenant, its employees and invitees, of the parking facilities of the building shall be on the terms and conditions set forth in Exhibit E attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established.

                             39. TERMS AND HEADINGS

          The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have i no effect upon the construction or interpretation of any part hereof.

                            40.FINANCIAL STATEMENTS

          Tenant shall deliver to Landlord within ten (10) days after written request therefor, the current financial statements of Tenant, and financial statements for the two (2) years prior to the current financial statements year, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles.

                                    41. TIME

          Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

                        42. PRIOR AGREEMENT; AMENDMENTS

          This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

                                43. SEPARABILITY

          Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs, or invalidates any other provision hereof, and any such other provisions shall remain in full force and effect.

                                 44. RECORDING

          Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

                                  45. CONSENTS

          Whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld.

                          46. LIMITATION OF LIABILITY

          In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach, or default hereunder by Landlord:

          (a) The sole exclusive remedy shall be against the Landlord's interest in the building;

          (b) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

          (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

          (d) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

          (e) No judgment will be taken against any partner of Landlord;

          (f) Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

          (g) No writ of execution will ever be levied against the assets of any partner of Landlord;

          (h) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

                                   47. RIDERS

          Clauses, plats, and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

                                  48. EXHIBITS

          All exhibits attached hereto are incorporated into this Lease.

                          49. MODIFICATION FOR LENDER

          If, in connection with obtaining construction, interim, or permanent financing for the building the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

                              50. OPTION TO EXTEND

          (a) Provided that Tenant is not in default hereunder either at the time of exercise or at the time the extended term commences, Tenant shall have the option to extend the initial term of this Lease for one (1) additional period of Three (3) years ("Option Period") on the same terms, covenants and conditions provided herein, except that upon such renewal the monthly installments of Annual Basic Rent due hereunder shall be determined at the time notice to extend is given. Tenant shall exercise its option by giving Landlord written notice ("Option Notice") no later than one hundred eighty (180) days prior to the expiration of the initial term.

          (b) The monthly installments of Annual Basic Rent for the Option Period shall be determined as follows:

               (i) Within fifteen (15) business days after Landlord's receipt of the Option Notice, the parties shall attempt to agree on the monthly rent for the Option Period in question based upon the then fair market rental value of the Premises. If the parties agree on the monthly rent for the Option Period within such fifteen (15) day period, they shall immediately execute an amendment to this Lease stating the monthly rent for the Option Period.

               (ii) The "then fair market rental value of the Premises" shall mean the fair market monthly rental value of the premises as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and comparable buildings located within a one (1) mile radius of the Premises. In no event shall the then fair market monthly rental value of the Premises for the Option Period be less than the monthly installments of Annual Basic Rent last payable under the Lease.

               (iii) Within seven (7) days after the expiration of the fifteen
(15) day period, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser or commercial leasing salesperson ("Appraiser") with at least five (5) years' full-time commercial appraisal or leasing experience in the area in which the Premises are located to appraise and set the then fair market monthly rent for the Premises for the Option Period.

          (c) If Tenant objects to the monthly rent that has been determined, Tenant shall have the right to rescind its exercise of the option to extend and have this Lease expire at the end of the initial term, provided that Tenant pays for all reasonable costs incurred by Landlord in connection with the appraisal procedure. Tenant's election to allow this Lease to expire at the end of the initial term must be exercised by delivering written notice of exercise to Landlord within ten (10) days after the rent determination procedure has been completed and Tenant has received notice of the monthly rent as determined by appraisal. If Tenant does not so exercise its election to terminate this Lease within the ten (10) day period, the initial term of this Lease shall be extended as provided in this paragraph. Notwithstanding the foregoing, if Tenant elects to so rescind exercise of its option to extend and, at the time of such election there are less than one hundred eighty (180) days remaining on the initial term of the Lease, then, the termination of this Lease shall not be effective until one hundred eighty (180) days after Landlord's receipt of Tenant's notice of rescission. During any period that the term of this Lease is so extended beyond the original termination date, Tenant shall be required to pay the amount of monthly rent determined pursuant to the appraisal procedure.

          (d) This option to extend and any rights granted to Tenant hereunder shall be personal to Tenant and any of its affiliates and subsidiaries. No rights granted to Tenant pursuant to this paragraph shall be in any way applicable to subtenants or assignees of Tenant unless such subtenant or assignee is an affiliate or subsidiary of Tenant.

               IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.


LANDLORD                              ADDRESS:
--------                              --------
PRINCETON INVESTMENT GROUP LLC        5300 STEVENS CREEK BLVD, SUITE 450
                                      SAN JOSE, CA 95129
    \s\ Paul Ling
By  ------------------------
    Paul Ling
    President

TENANT                                ADDRESS:
------                                --------

XACCT

By  /s/ Eric Gries
    ------------------------

Its President & CEO
    ------------------------

                                   EXHIBIT A

                         OUTLINE OF TENANT'S FLOOR PLAN






                                 2900 LAKESIDE
                             SANTA CLARA, CA 95054

                                   EXHIBIT B
                             WORK LETTER AGREEMENT

     This Work Letter Agreement is entered into as of the day of November 12, 1999, by and between Princeton Investment Group LLC, ("Landlord") and XACCT, A DELAWARE CORPORATION ("TENANT").

                                   RECITALS:

     A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit A attached to the Lease.

     B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                             1. COMPLETION SCHEDULE

     Within ten (10) days after the execution of the Lease, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be construction in the Premises. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such schedule shall become the basis for completing the Tenant Improvement work. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within five (5) working days after the date such schedule is first received by Tenant, Landlord may, at its option, terminate the Lease and all of its obligations thereunder.

                             2. TENANT IMPROVEMENTS

     Reference herein to "Tenant Improvements" shall be a build out per the E2C plans dated (DATE TO BE ENTERED HERE AFTER SPACE PLANNING IS FINALIZED), to the extent that such construction and/or build out does not exceed the "Tenant Improvement Allowance" provided in Section 6 of this Work Letter Agreement and shall be subject to all provisions in Section 6 of this Work Letter Agreement.

                           3. TENANT IMPROVEMENT PLANS

     Immediately after the execution of the Lease, Tenant agrees to meet with Landlord's architect and/or space planner to prepare a space plan for the layout of the Premises. Based upon such space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications may be referred to herein as the "Tenant Improvement Plans."

                     4. FINAL PRICING AND DRAWING SCHEDULE

     After the preparation of the space plan and after Tenant's written approval thereof, in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in Paragraph Three (3) hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body for plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the city or county in which the Premises are located. After final approval of the working drawings, no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

                     5. CONSTRUCTION OF TENANT IMPROVEMENTS

          After the Tenant Improvements Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph Six (6) hereof.

                 6. PAYMENT OF COST OF THE TENANT IMPROVEMENTS

          (a) Landlord hereby grants to Tenant a "Tenant Allowance" of Six Dollars ($6.00) per rentable square foot of the Premises for a total not to exceed Sixty-five Thousand Eight Hundred Twenty Dollars and no/100ths ($65,820.00). Tenant shall bear the sole responsibility for all improvement expenses in excess of the allowance ("overage") provided, if any, except due to any required ADA improvements. Such overage shall be paid to Landlord by Tenant within Five (5) days of receipt of invoice from Landlord. Such Tenant Allowance shall be used only for:

               (i) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers, or architects other than Landlord's architect and/or space planner;

               (ii) The payment of permit and license fees relating to construction of the Tenant Improvements;

               (iii) Construction of the Tenant Improvements, including, without limitation, the following:

                    (1) Installation within the Premises of all partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork, and similar items;

                    (2) All electrical wiring, lighting fixtures, outlets, and switches, and other electrical work to be installed within the Premises;

                    (3) The furnishing and installation of all duct work, terminal boxes, fuses and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

                    (4) Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control, or other special systems;

                    (5) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring, and accessories installed within the Premises; and

                    (6) All plumbing, fixtures, pipes, and accessories to be installed within the Premises.

          b) The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant Improvements, as established by Landlord's final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Paragraph Six (6) above, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

          (c) In the event that, after the Tenant Improvement Plans have been prepared and a price therefor established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work.

                   7. COMPLETION AND RENTAL COMMENCEMENT DATE

The commencement of the term of this Lease and Tenant's obligation for the payment of rental under the Lease shall not commence until substantial completion of construction of the Tenant Improvements. However, if there shall be a delay in substantial completion of the Tenant Improvements as a result of:

               (i) Tenant's failure to approve any item or perform any other obligation in accordance with and by the date specified in the Work Schedule;

               (ii) Tenant's request for materials, finishes or installations other than those readily available; or

               (iii) Tenant's changes in the Tenant Improvement Plans after their approval by Tenant;

then commencement of the term of the Lease and the rental commencement date shall be accelerated by the number of days of such delay.

               IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above

LANDLORD                              ADDRESS:
--------                              --------

PRINCETON INVESTMENT GROUP LLC        5300 STEVENS CREEK BLVD, SUITE 450
                                      SAN JOSE, CA 95129

By  /s/ Paul Ling
    ------------------
    Paul Ling
    President

TENANT                                ADDRESS:

XACCT
By  /s/ Eric Gries
    ------------------

Its President & CEO
    ------------------

                                   EXHIBIT C

                      STANDARDS FOR UTILITIES AND SERVICES

          The following Standards for Utilities and Services are in effect.

          Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

          As long as Tenant is not in default under any of the terms, covenants, conditions, provisions, or agreements of this Lease, Landlord shall:

          (a) Provide non-attended automatic elevator facilities Monday through Friday, except holidays, from 8:00 a.m. to 6:00 p.m.

          (b) On Monday through Friday, except holidays, from 7:00 a.m.- 6:00 p.m. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of the air conditioning system. Tenant agrees not to connect any apparatus, device, conduit, or pipe to the building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees, or contractors shall at any time enter mechanical installations or facilities of the building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen's wages for air conditioning mechanics.

          (c) Landlord shall furnish to the Premises, during the usual business hours on business days, electric current as required by the Building standard office lighting and fractional horsepower office business machines in the amount of approximately two and one-half (2.5) KWH watts per square foot. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the building during the period. If a separate meter is not installed at Tenant's cost, such excess costs will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Said estimates to be reviewed and adjusted quarterly. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wire, conduits, pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation and Tenant shall not install or use or permit the installation or use of an excessive amount of computers or electronic data processing equipment in the premises, without the prior written consent of Landlord.

          (d) Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses, or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

          (e) Provide janitor service to the Premises, provided the same are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

          Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning, and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning, or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations, or requirements of any federal, state, county, or municipal authority or failure of gas, oil, or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil, or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions, or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

                                   EXHIBIT D
                             RULES AND REGULATIONS

     1. Except as specifically provided in the Lease to which these rules and regulations are attached, no sign, placard, picture, advertisement, name, or notice shall be installed or displayed on any part of the outside or inside of the building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord.

     2. If Landlord objects in writing to any curtains, blinds, shades, screens, or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any window sill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions, doors, or windows which may appear unsightly from outside the Premises.

     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the building. The halls, passages, exits, entrances, shopping malls, elevators, and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant's business invitee. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interest of the building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the building.

     4. The directory of the building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

     5. All cleaning and janitorial services for the building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

     6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     7. If Tenant requires telegraphic, telephonic, burglar alarm, or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     8. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The

                                                                       EXHIBIT D
          persons employed to move such equipment in or out of the building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     9. Tenant shall not use or keep in the Premises any kerosene, gasoline, inflammable, or combustible fluid or material other than those limited quantities necessary for the operation of maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors, or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     10. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

     11. Tenant shall not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning and to comply with any governmental energy-saving rules, laws, or regulations of which Tenant has actual notice.

     12. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building.

     13. Landlord reserves the right to exclude from the building between the hours of 6:30 p.m. and 6:30 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person.

     14. The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     15. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

     16. Tenant shall not install any radio or television antenna, loudspeaker, or other devices on the roof or exterior walls of the building. Tenant shall not interfere with radio or television broadcasting or reception from or in the building or elsewhere.

     17. Tenant shall not mark, drive nails, screws, or drill into the partitions, woodwork, or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     18. Tenant shall not install, maintain, or operate upon the Premises any vending machines without the written consent of Landlord.

     19. Canvassing, soliciting, and distribution of handbills or any other written material, and peddling in the building are prohibited and Tenant shall cooperate to prevent such activities.

                                                                       EXHIBIT D

     20. Landlord reserves the right to exclude or expel from the building any person who, in Landlord's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules or Regulations of the building.

     21. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     22. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, not shall the Premises be used for any improper, immoral, or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that the use by Tenant of Underwriter' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages or use of microwave ovens for employee uses shall be permitted, provided such equipment and use is in accordance with all applicable federal, state, county, and city laws, codes, ordinances, rules, and regulations.

     23. Tenant shall not use in any space or in the public halls of the building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building.

     24. Without the written consent of Landlord, Tenant shall not use the name of the building in connections with or in promoting or advertising the business of Tenant except as Tenant's address.

     25. Tenant shall comply with all safety, fire protection, and evacuations procedures and regulations established by Landlord or any governmental agency.

     26. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     27. Tenant's requirements will be attended to only upon appropriate application to the building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

     28. Landlord may waive anyone or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the building.

     29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of Tenant's lease of its Premises in the building.

     30.  Landlord reserves the right to make such other and reasonable
          Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

     31. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

                                                                       EXHIBIT D

                                   EXHIBIT E
                         PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of the parking facilities which are appurtenant to the building.

     1. Tenant shall not park or permit the parking of any vehicle under its control in any parking designated by Landlord as areas for parking by visitors to the building. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

     2. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

     3.   No overnight or extended term storage of vehicles shall be permitted.

     4. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

     5.   All directional signs and arrows must be observed.

     6.   The speed limit within all parking areas shall be 5 miles per hour.

     7.   Parking is prohibited:
          (a) in areas not striped for parking;
          (b) in aisles;
          (c) where "no parking" signs are posted;
          (d) on ramps;
          (e) in cross hatched areas; and
          (f) in such other areas as may be designated by Landlord.

     8. Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicle is assumed by the parker.

     9. Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

     10. Any parking identification devices found by the purchaser must be reported immediately to avoid confusion.

     11. Lost or stolen devices found by the purchaser must be reported immediately to avoid confusion.

     12. Washing, waxing, cleaning, or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

     13. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

     14. Landlord shall grant to Tenant forty-two (42) non-reserved parking stalls in the parking lot adjacent to the office building. There shall be no charge for said non-reserved parking stalls. In the event that the ratio of parking stalls to rentable area in the building decreases, Landlord shall have the right, at that time, to reduce Tenant's parking allotment.

                                                                       EXHIBIT E

                                    ADDENDUM
                                       to
                                 2900 Lakeside
                             OFFICE BUILDING LEASE

                            Dated November 12, 1999

     1. Exhibit B, Work Letter Agreement is hereby modified as follows:

     a. Tenant shall be permitted to select and use the architect, contractors and/or space planner of its choice to design and construct Tenant's improvements.

     b. Tenant shall be entitled to payment of $6.00 per square foot in the same manner as if Tenant were to use Landlord's architect, contractor and/or space planner.

     c. Tenant shall deliver to Landlord, for Landlord's review and approval, a work schedule within 5 business days of execution of the Lease.

     2. The Lease commencement date and obligation of Tenant to commence the payment of rent shall begin on January 16, 2000 whether or not the Premises are ready for occupancy.

     3. In the event a tenant vacates any space in the Building during the term of the Lease, Landlord shall first offer such space for lease by Tenant prior to making such space available for lease by any third party on the same terms and conditions.

     Executed as of the date first written above.


     LANDLORD                              ADDRESS:
     --------                              --------

     Princeton Investment Group LLC        5300 Stevens Creek Blvd, Suite 450
                                           San Jose, CA 95129

     By \s\Paul Ling
        -----------------
        Paul Ling
        President

     TENANT                                ADDRESS:
     --------                              --------


     XACCT Technologies, Inc.              2855 Kifer Road, Suite 105
                                           Santa Clara, CA 95051
     By \s\Eric Gries
        -----------------
        Eric Gries
        President & CEO